SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K

                                     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): October 24, 2002





                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


        Minnesota                   000-19370                   41-1503914
  (State or other jurisdiction of  (Commission               (I.R.S. Employer
  incorporation or organization)   File Number)             Identification No.)


                   150 Motor Parkway, Hauppauge, New York 11788-5145

                  (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:   (631) 232-7000

                                     Not Applicable
             (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On October 24, 2002, Curative Health Services, Inc. issued a press release announcing its acquisition of the specialty pharmacy business and certain related assets of Home Care of New York, Inc. for a total consideration of approximately $12 million. In addition, the Company entered into an agreement to purchase certain assets of Home Care of New York, Inc. related to its home health agency business, subject to applicable governmental approvals. Terms of the sale include $9 million in cash and $3 million in a 3% convertible note. A copy of the press release is attached as Exhibit 99.1, which is incorporated herein by reference under this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements of Business Acquired

        Not required.

        (b)  Pro Forma Financial Information

        Not required.

        (c)  Exhibits

        Exhibit      Description of Exhibit

        99.1  Press Release dated October 24, 2002


        EXHIBIT INDEX

        Exhibit Description of Exhibit

        99.1 Press Release dated October 24, 2002 relating to the Company's acquisition of the specialty pharmacy business and certain related assets of Home Care of New York, Inc. (subject to Item 5).


Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                CURATIVE HEALTH SERVICES, INC.


Date:  October 25, 2002                By: /s/Thomas Axmacher
                                           ------------------
                                           Thomas Axmacher
                                           Chief Financial Officer